UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2006

CHINA DIRECT, INC

(Exact name of registrant as specified in its charter)

Delaware	0-26415	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 N. Federal Highway, Suite 120, Boca Raton, FL 33487

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (561) 989-9171

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02        Unregistered Sales of Equity Securities

On November 20, 2006, China Direct, Inc. (the “Company”) completed the second phase of an offering which in the aggregate resulted in gross proceeds to the Company of $4,570,000. In total, the Company sold 2,285,000 units of securities at a purchase price of $2.00 per unit, and issued an aggregate of 2,285,000 shares of common stock, five year Class A Common Stock Purchase Warrants to purchase 3,427,500 shares of common stock and five year Class B Common Stock Purchase Warrants to purchase 3,427,500 shares of common stock. The Class A Warrants are exercisable at $4.00 per share and the Class B Warrants are exercisable at $10.00 per share.

The first phase of the offering, in which the Company sold 468,750 units for gross proceeds of $937,500, closed on September 12, 2006. The second closing of the offering was conditioned upon the filing of a Current Report on Form 8-K by the Company with the Securities and Exchange Commission disclosing audited revenues for the Company on a consolidated basis of at least $20,000,000 and net income before taxes, depreciation and amortization of not less than $500,000 for the 12-month period ending December 31, 2005.

On October 27, 2006 the Company filed a Current Report on Form 8-K disclosing the closing of its acquisition of a controlling interest in Shanghai Lang Chemical Company, Limited. Accompanying this Current Report on Form 8-K were audited financial statements of Shanghai Lang Chemical Company, Limited and unaudited proforma financial statements for the Company, giving effect to the transaction, which satisfied the conditions precedent to the second closing.

On November 20, 2006 the Company closed the second phase of the offering resulting in the sale of an additional 1,816,250 units for gross proceeds of $3,632,500. The terms of the warrants issued in the second closing are identical to the warrants issued in the first closing. The Company paid a due diligence fee of $122,500 in cash to certain of the investors and issued Class A Common Stock Purchase Warrants to purchase an aggregate of 376,875 shares of common stock as an additional due diligence fee.

The Company has agreed to file a registration statement covering the shares of common stock underlying the securities issued. In the event the registration statement is not filed within the sooner of (i) ninety (90) days after the second closing or (ii) December 31, 2006, and the Company does not cause the registration statement to be declared effective no later than May 30 2007, the Company is required to pay liquidated damages in the amount equal to 2% for each 30 days (or such lesser pro-rata amount for any period of less than 30 days) of the purchase price of the outstanding shares and exercise price of the warrant shares owned of record by such holder which are subject to such non-registration event, but not to exceed in the aggregate 20% of the aggregate purchase price. The transaction documents also provide for the payment of liquidated damages to the investors in certain events, including the Company’s failure to maintain an effective registration statement covering the resale of the common shares issuable upon conversion or exercise of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

November 20, 2006	By:	/s/ James Wang
James Wang, CEO